Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

TESORO LOGISTICS GP, LLC

The undersigned, desiring to amend the Certificate of Formation of Tesoro Logistics GP, LLC, a Delaware limited liability company (the “Company”), dated December 3, 2010 (the “Certificate of Formation”) pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “Act”) does hereby certify that:

1. The name of the limited liability company is Tesoro Logistics GP, LLC.

2. The Certificate of Formation is hereby amended by deleting Section 2 thereof in its entirety and inserting the following in lieu thereof:

“2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to the Certificate of Formation as of this 1st day of October, 2018.

By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Authorized Person